UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Brand Management Organization

Effective November 28, 2018, Abercrombie & Fitch Co. (the “Company”) changed the organization of the management of its brands, replacing the two individual Brand President positions with the newly-established position of President, Global Brands.

On November 29, 2018, the Company issued a news release (the “News Release”) announcing the change in brand management organization. A copy of the News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Kristin Scott

Kristin Scott, age 51, who was then serving as Brand President of Hollister, was appointed President, Global Brands, effective November 28, 2018. In her new position, Ms. Scott will be responsible for driving the growth of all of the Company’s brands globally.

Biographical and other information concerning Ms. Scott, required by Items 401(b), 401(d), 401(e) and 404(a) of Regulation S-K, is set forth in (a) the Company’s most recent definitive Proxy Statement, dated April 30, 2018, for the Annual Meeting of Stockholders held on June 14, 2018, and (b) under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, filed with the Securities and Exchange Commission on April 2, 2018. Such information is incorporated herein by reference.

In connection with the promotion of Ms. Scott, her base salary as well as her target and maximum annual cash incentive opportunities under the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”) were reviewed. Ms. Scott’s base salary was changed effective November 28, 2018. Her target and maximum annual cash incentive opportunities (as a percentage of her base salary) for the Company’s fiscal year ending February 1, 2020 (“Fiscal 2019”) will be the same as they are for the Company’s fiscal year ending February 2, 2019 (“Fiscal 2018”). The following table shows Ms. Scott’s new base salary as well as her target and maximum annual cash incentive opportunities for Fiscal 2019, each expressed as a percentage of her base salary, under the Short-Term Cash Incentive Plan. As with other participants in the Short-Term Cash Incentive Plan, Ms. Scott’s maximum annual cash incentive opportunity is two times the target annual cash incentive opportunity.

Ms. Scott’s Compensation Following Promotion
	Annual Cash Incentive Opportunities (Effective for Fiscal 2019)
Base Salary (Effective November 28, 2018)	Target (as a percent of Base Salary)	Maximum (as a percent of Base Salary)
$925,000	100%	200%

In addition, the aggregate grant date fair value of the long-term incentives (in the form of equity awards) to be granted to Ms. Scott as part of the annual grant in Fiscal 2019 will be approximately $3,000,000. The specific terms of Ms. Scott’s Fiscal 2019 equity awards and the associated performance criteria will be determined in connection with the approval by the Compensation and Organization Committee of the Company’s Board of Directors of annual equity awards, typically in late March.

Stacia Andersen

Stacia Andersen, who had been serving as Brand President of Abercrombie & Fitch and abercrombie kids, will be leaving the Company effective November 30, 2018. As of the date of this Current Report on Form 8-K, the Company and Ms. Andersen had not yet finalized the terms of her separation from service with the Company.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Abercrombie & Fitch Co. on November 29, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: November 30, 2018	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary